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                                                                     EXHIBIT 5.1


                        [JENKENS & GILCHRIST LETTERHEAD]



                               September 19, 1997

Matrix Capital Corporation
1380 Lawrence Street
Suite 1410
Denver, Colorado 80204

Ladies and Gentlemen:

     This opinion is being delivered in connection with the registration by Matrix Capital Corporation (the "Issuer") of the issuance and sale of its ___% Senior Notes Due 2004 (the "Notes"). The Notes are to be issued and sold pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), Registration No. 333-34977, filed by the Issuer on September 4, 1997 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended by Amendment No. 1 thereto. The Notes will be issued under an Indenture (the "Indenture"), among the Issuer and First Trust National Association as Trustee (the "Trustee"), in substantially the form filed as
Exhibit 4.1.

     We are of the opinion that, when (a) the Indenture under which the Notes will be issued has been qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been executed by the Issuer and (c) the Notes have been delivered by the Issuer in the manner and for the consideration stated in the Registration Statement and the Indenture, the Notes will be legally issued and binding obligations of the Issuer.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/

                              JENKENS & GILCHRIST,
                              A Professional Corporation